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                                                                Exhibit 10.13(a)

                                                               EXECUTION VERSION

                             AFFILIATION AGREEMENT

                         FOR DBS SATELLITE EXHIBITION

                             OF CABLE PROGRAMMING

          AGREEMENT, made as of this 15 day of November, 1993, by and between Playboy Entertainment Group, Inc., a Delaware corporation ("Programmer") with offices at 9242 Beverly Blvd., Beverly Hills, CA 90210, and DirecTv, Inc., a California corporation with offices at 2230 East Imperial Highway, El Segundo, California 90245 ("Affiliate").

          WHEREAS:

          A. Affiliate is in the process of establishing a direct broadcast service ("DBS") satellite-based television system in North America; and

          B. Affiliate desires to obtain the rights to distribute Playboy TV (the "Service", as defined in Section l(b) below) via the DBS Distribution System in the Fifty (50) United States (the "Territory") and for no other purpose and will provide or cause to be provided all necessary facilities to receive the signal transmitted by Programmer.

          NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

     1.  Grant of Rights.

          (a) Programmer hereby grants to Affiliate (which as used for all purposes in this Agreement shall mean DirecTv and/or its designees or affiliates) or its agents the right to distribute the Service in the Territory, including, without limitation, to hotels, motels, commercial office buildings and multiple dwelling facilities (provided, however, that Affiliate shall not have the right to distribute the Service in any common areas to which the public has free access of any commercial office buildings or multiple dwelling facilities), via the DBS Distribution System during the Term (as defined in
Section 6(a) below) hereof. Subject to the terms and conditions of this Agreement, the terms and conditions upon which Affiliate distributes the Service to DirecTv Subscribers, including, without limitation, the retail price charged, shall be determined by Affiliate in its sole discretion. Nothing herein shall prevent or restrict Programmer from distributing the Service in the Territory or elsewhere via any medium or technology other than the DBS Distribution System (including, without limitation,

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                                                               EXECUTION VERSION

any Ku-Band satellite distribution system other than the DBS Distribution System). The term "DBS Distribution System" shall mean the distribution system for video and other programming services (including, without limitation, cable programming services) whereby the cable programming satellite signal or feed is received from Programmer's transponder source by a DirecTv turnaround earth-station facility which compresses and encrypts the signal or feed and then uplinks it at one of the DirecTv Frequencies on a DBS communications satellite located at or about the 101 (degrees) West Longitude orbital location (a "DBS Satellite") for transmission to DirecTv Subscribers. "DirecTv Subscribers" shall mean those customers authorized to receive DBS service via the DBS Distribution System, including, without limitation, each residential unit in a multiple dwelling unit which is authorized to receive the DBS service via the DBS Distribution System. "Service Subscriber" shall mean any DirecTv Subscriber who is authorized to receive the service through the DBS Distribution System. "DirecTv Frequencies" shall mean the DBS operating frequencies associated with the 101 (degrees) West Longitude orbital location, for which Hughes Communications Galaxy, Inc. ("HCG") (an affiliate of DirecTv, Inc.) is the FCC-authorized permittee.

          (b) The "Service" shall mean and consist of the national feed (or, if Programmer uses multiple feeds for the Service, such other of such multiple feeds designated by Affiliate) of the programming service commonly known as "Playboy TV", which shall consist of entertainment programming for adult audiences, presented on a 10-hour per day schedule from 8 PM (eastern time) until 6 AM (eastern time) (each such 8 PM - 6 AM exhibition time block being referred to hereinafter as an "Exhibition Day"), the content of which as Programmer may determine in its sole discretion, including the substitution or withdrawal of any scheduled programs, and of commercial, promotional or other announcements. All rights and title in and to the entire contents of the Service, including, but not limited to, films and recordings thereof, title or titles, names, trademarks, concepts, stories, plots, incidents, ideas, formulas, formats, general content and any other literary, musical, artistic, or other creative material included therein shall, as between Programmer and Affiliate, remain vested in Programmer.

          (c) Subject to Section 17, Affiliate shall distribute the Service as transmitted by Programmer, in its entirety, in the order and at the time transmitted by Programmer without any intentional editing, delays, alterations, interruptions, deletions or additions. Programmer acknowledges that the DBS Distribution System requires and applies digital compression and encryption processes prior to transmission and decryption and decompression processes upon reception and agrees that such processing does not constitute an alteration and/or other modification of the Service. Notwithstanding the first sentence of this Section 1(c), Affiliate shall offer the Service to

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                                                               EXECUTION VERSION

DirecTv Subscribers on a subscription (al a carte or package) basis (collectively, the "Subscription Offerings") and on a pay-per-transaction (e.g., pay-per-night, pay-per-title, pay-per-hour etc.) basis (collectively, the "PPV Offerings"). Affiliate shall determine in its sole discretion whether to sell Subscription Offerings on an al a carte or package basis. Affiliate shall have the right (but not obligation) in its discretion to exhibit the service through the PPV Offerings in blocks of time as short as 60 minutes and up to the full amount of time offered by the Service; provided, however, that any partial exhibition of the Service which consists only of motion pictures must be no shorter than 120 minutes.

          (d) Except as allowed pursuant to this Agreement, Affiliate shall not redistribute any portion of the Service except as specifically authorized by Programmer.

          (e) Programmer and Affiliate shall use their respective commercially reasonable efforts to maintain for the Service a high quality of signal transmission in accordance with their respective technical standards and procedures.

          (f) Affiliate shall have the right, in its sole discretion and for Affiliate's sole benefit as between Programmer and Affiliate, to utilize the channel capacity used to transmit the Service during the hours which the Service is not exhibited.

     2.  Reports and Payments.

          (a) Compensation. As full and complete compensation for Affiliate's right to distribute the Service, Affiliate shall pay to Programmer the applicable percentage of Gross Receipts for such calendar month (as such percentage is calculated as set forth on Exhibit A based on the Per Capita Gross Receipts (as defined in Exhibit A)).

               (i) "Gross Receipts" are defined as the sum of all monies received by affiliate during any calendar month derived solely from Affiliate's distribution of the Service after deduction of taxes (other than income or franchise taxes); provided, however, that Gross Receipts shall in no event include any charge specifically made for access to programming other than the service or any general access charge, hardware licensing charge or other charge made on a "blanket" basis (which shall mean that such charge will relate to access to all program services available from Affiliate by means of the DBS Distribution System). If Affiliate packages the Service with other programming services, then Affiliate shall determine the Service's allocable share of revenues from such package by application of the following formula:

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                                                               EXECUTION VERSION

                                 S = (A/B) X P

     where

     S = the Service's allocable share of revenues from such package

     A = the Service's DirecTv al a carte price then in effect

     B = the sum of the DirecTv al a carte prices of all programming services included in such package (including, without limitation, the Service) then in effect

     P = the price of such package

     To the extent that a DirecTv Subscriber prepays any portion of monies owed solely in connection with Affiliate's distribution of the Service, then the amount prepaid shall be included in Gross Receipts for the calendar month in which such prepayment was received. Affiliate shall deduct the amount of any Credit Transaction (as defined below in Section 2(a)(ii)), as such amount is reasonably determined by Affiliate, from the Gross Receipts of the calendar month; in which such Credit Transaction occurs.

               (ii) "Credit Transaction" shall mean any refund (or other payment or credit) to a DirecTv Subscriber in connection with (A) prepayments for the Service, (B) Programmer's inability to transmit the Service to Affiliate for distribution via the DBS Distribution System for any reason other than Affiliate's non-performance of an obligation hereunder, (C) a Force Majeure Event or (D) credits (excluding free previews of the Service not authorized by Programmer) allowed by Affiliate in its commercially reasonable judgment consistent with Affiliate's policies and procedures applied consistently to Programmer and Affiliate's other sources of programming services.

               (iii) Affiliate shall be responsible for the collection of all Gross Receipts and shall account to Programmer with regard to the Gross Receipts for the Service on a calendar month basis, not later than 30 days after the last day of the calendar month in which the Gross Receipts are received by Affiliate. Each such accounting shall be certified by an appropriate officer of Affiliate or an independent billing service as to the accuracy of such print-out or statement and shall include:

                    (A) the aggregate Gross Receipts for such calendar month;

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                                                               EXECUTION VERSION

                    (B) the origin of all Gross Receipts for such calendar month, itemized by PPV Offerings and Subscription Offerings;

                    (C) the number of DirecTv Subscribers as of the fifteenth calendar day of such calendar month;

                    (D) the Per Capita Gross Receipts (as defined on Exhibit A);

                    (E) the applicable Programmer Share from Exhibit A;

                    (F) the dollar amount of Programmer's share of Gross Receipts for such calendar month;

                    (G) for each type of Subscription Offering made available by Affiliate during such calendar month, the number of Service Subscribers as of the 15th day of such calendar month, the number of Service Subscribers connecting to the Service during such calendar month and the number of Service Subscribers disconnecting the Service during such calendar month;

                    (H) for each type of PPV Offering, the number of Service Subscribers purchasing such PPV Offering on each calendar day of such calendar month;

                    (I) a list, for all hotels and motels to which the Service is provided via the DBS Distribution System and the number of Available Hotel/Motel Rooms (as defined on Exhibit B) during such calendar month; and

                    (J) the Hotel/Motel License Fee (as defined below in
          Section 2(b)).

     Programmer shall accord confidential treatment to any information contained in the aforementioned statement in accordance with Section 15.

          (b) The parties understand and agree that the terms of this Section 2(b), and not Section 2(a), shall govern in the case of monies received from the distribution of the Service to hotels or motels. In no event shall Affiliate pay any fees or other charges on any Gross Receipts pursuant to both this Section 2(b) and any other section of this Agreement. Affiliate shall pay to Programmer a license fee (the "Hotel/Motel License Fee") simultaneously with the accounting rendered to Programmer as set forth in section 2(a)(iii); the Hotel/Motel License Fee shall be

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                                                               EXECUTION VERSION

equal to the license fee set forth on Exhibit B attached to this Agreement. Affiliate, simultaneously with such payment, shall notify Programmer in writing, in a form reasonably requested by Programmer, of the names, addresses and room capacities of all hotels and motels to which Affiliate shall have either commenced or ceased distribution of the Service during the relevant calendar month.

          (c) At Programmer's request, Affiliate shall permit Programmer or its representatives to review, during the Term (no more than once each calendar year) and for one (1) year and on a one-time basis only thereafter, such DirecTv Subscriber records as are reasonably necessary for the purpose of verifying such statements at reasonable times, upon reasonable advance written notice and during normal business hours at Affiliate's offices. Such review shall be at Programmer's sole cost and expense and the information and process shall be subject to the confidentiality provisions of Section 15. In the event any such audit reveals an underpayment in excess of ten percent (10%) of the total payment actually due for the period in question, Affiliate shall pay all of Programmer's reasonable out-of-pocket costs of the review.

          (d) Any amounts not paid by Affiliate by the date payment is due shall accrue interest at the rate of one percent (1%) per month compounded monthly or at the highest lawful rate, whichever shall be the lesser, from the date such amounts were due until they are paid.

          (e) Neither Programmer's acceptance of any information or payment nor Programmer's inspection or audit of Affiliate's records or accounts will prevent Programmer from later disputing the accuracy or completeness of any payment made or information supplied by Affiliate or prevent Affiliate from later disputing the accuracy of, or contesting the obligation to make, any payment hereunder.

          (f) Programmer represents and warrants that the compensation level set forth in Exhibit A and in Section 2(b) comply with all applicable Laws. Such compensation level is substantially similar to Programmer's corresponding cable rates. If Programmer at any time after the Service Commencement Date (as defined in Section 6(a)) allows any distributor of the Service other than Affiliate (an "Other Distributor") with a number of Service Subscribers at any time equal to or less than a number equal to the then-existing number of Affiliate's Service Subscribers (an "Equal Distributor") to distribute the Service and charges a compensation level or computes penetration discounts or volume discounts, or provides cooperative marketing funds or other terms or conditions which effectively provide discounts to such compensation level, on a basis not substantially similar to such distribution network than as set

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                                                               EXECUTION VERSION

forth on Exhibit A or in Section 2(b) ("Favored Fees"), then, as of the date which is six months after the Service Commencement Date and again every six months thereafter during the Term (individually, a "Review Date"), Programmer shall so notify Affiliate in writing of such Favored Fees and Affiliate shall be immediately entitled to incorporate into this Agreement the Favored Fees so promulgated on substantially similar terms and conditions offered such Equal Distributor effective as of the Review Date on which Programmer became obligated to notify Affiliate of the Favored Fees. Nothing in the preceding sentence shall require Affiliate to incorporate the Favored Fees and such terms and conditions into this Agreement. As used in this Agreement, "Law" shall mean any FCC and any other governmental (whether international, federal, state, municipal or otherwise) statute, law, rule, regulation, ordinance, code, directive and order, including without limitation, any court order.

     3. Commercial Avails. Programmer hereby warrants and represents that it does not make available to any distributor of the Service commercial announcements of any nature in the schedule of the Service. If at any time during the Term, Programmer shall provide the right to make commercial announcements to any distributor of the Service, then Programmer shall offer such right to Affiliate on terms and conditions no less favorable than those offered to any other distributor of the Service.

     4. Marketing, Promotion and Distribution of Programmer Programminq Services by Affiliate.

          (a) Throughout the Term hereof, Affiliate shall assign one single channel of transmission on which the Service shall be distributed in its entirety.

          (b) Affiliate shall market and promote the Service in a similar manner as Affiliate markets and promotes other similar premium programming services; provided, however, that Affiliate may market and promote any other such premium programming service differently and/or more frequently, if such service provider provides Affiliate with consideration or compensation therefore. In connection therewith, Programmer shall provide Affiliate, upon Affiliate's request, with promotional and marketing advice. Affiliate shall make all marketing and promotion decisions in its sole discretion, but the parties understand and agree that Affiliate currently expects to use a range of promotional media (including, without limitation, print advertising and cross-channel promotional spots on the DBS Distribution System) to market and promote the Service. Affiliate shall publicize the schedule of the Service in the Territory in a manner similar to that which it employs, and based on the same factors it considers, in publicizing the schedule of other similar premium programming services distributed via the DBS Distribution System,

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                                                               EXECUTION VERSION

including, without limitation, the publication of the Service programming schedule in the television listings and program guides which Affiliate, as applicable, distributes.

          (c) Subject to Section 17, Affiliate shall not at any time during the Term (i) cease marketing or promoting the Service or (ii) withdraw distribution of Service in any area of the Territory after the introduction thereof in such area.

          (d) Affiliate will expend the percentages (as set forth on Exhibit A) of the Gross Receipts it receives from distribution of the Service, up to, as set forth in the next sentence, an aggregate amount per 12-month period (with each l2-month period starting on the Service Commencement Date (as defined in Section 6(a) or the anniversary thereof) (a "l2-Month Period") for marketing, advertising and promoting the distribution of the Service via the DBS Distribution System. The aggregate limit on Affiliate's obligations set forth in the preceding sentence shall be $l00,000 for the first two l2-Month Periods and $150,000 for each 12-Month Period thereafter. Subject to the terms and conditions of this Agreement, Affiliate shall make any decisions relating to such marketing, advertising, promotion and expenditures in its sole discretion, including, without limitation, the selection of promotional media (such as print advertising, direct mail pieces, cross-channel promotional spots on the DBS Distribution System etc.) and the scheduling of such marketing, advertising and promotion activities. Any expenditure not made with unaffiliated third parties shall be accounted for at fair market value. Affiliate's use of its on-air programming guide shall be valued at zero dollars for purposes of this Section 4(d). In cases where Affiliate makes expenditures for more than one programming service, Affiliate shall make an equitable allocation of such expenditure based on dividing the amount of the expenditure by the number of services marketed, promoted or advertised by such expenditure. If Affiliate intends to promote all programming services then offered on the DBS Distribution System (other than the Service) in one promotion piece, then Affiliate shall be obligated to include the Service in such promotion piece, and Affiliate shall promote the Service in a similar manner as the manner in which Affiliate promotes the other programming services in such promotion piece. Affiliate shall deliver to Programmer, within 60 days after the last day of each 12-month Period, documentation evidencing the amount and nature of any such expenditures certified by an officer of Affiliate.

          (e) Programmer shall place at least one national full-page advertisement in Playboy Magazine each 12-Month Period promoting solely the distribution of the Service via the DBS Distribution System. In addition, Programmer shall use its best endeavors to place three regional full-page advertisements each 12-Month Period in Playboy Magazine in each of Playboy Magazine's

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12 regions in existence as of the date of this Agreement (collectively, the "12
Regions") promoting solely the distribution of the Service via the DBS Distribution System.

          (f) From time to time, Programmer may offer Affiliate an opportunity to exhibit the Service free to DirecTv Subscribers ("Free Previews"). Free Previews shall be made only with Programmer's prior written authorization and shall be offered to Affiliate on a frequency and basis no less favorable than those offered to any other distributor of the Service.

     5.  Representations, Warranties and Covenants.

          (a) Affiliate Representations, Warranties and Covenants. Affiliate warrants, represents and covenants to Programmer that it:

               (i) has the power and authority to enter into this Agreement and to fully perform its obligations hereunder;

               (ii) has obtained, and shall maintain in full force during the Term hereof, such federal, state and local authorizations as are necessary to operate the business it is conducting in connection with its rights and obligations under this Agreement;

               (iii) shall distribute the Service in the Territory in accordance with the terms set forth in this Agreement;

               (iv) shall arrange for reception of the Service from a domestic communications satellite or other distribution vehicle acceptable to Affiliate in its sole discretion as such may be designated by Programmer to Affiliate from time to time. The signal(s) for the Service may be encoded and scrambled at the sole option and expense of Programmer. Affiliate agrees to maintain a high quality signal for the Service when transmitted from the applicable DBS Satellite to the DBS Subscribers via the DBS Distribution System (provided that any failure to do so due to a Force Majeure Event (as defined in Section 6(d)) shall not constitute a breach of this Agreement) and agrees to acquire and maintain, at Affiliate's sole expense, any equipment, including, without limitation, backup or reserve descramblers, which may be necessary to decode and unscramble the signal(s) for the Service;

               (v) shall not, without Programmer's consent, knowingly authorize or cause or knowingly suffer any portion of the Service to be recorded, duplicated, cablecast, exhibited or otherwise used (except on a videocassette

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                                                               EXECUTION VERSION

     recorder or other home taping device for private, noncommercial use) for any purpose other than for distribution by Affiliate at the time the same is made available. If Affiliate becomes aware that any unauthorized third party is recording, duplicating, cablecasting, exhibiting or otherwise using the Service for any other purpose, Affiliate shall immediately so notify Programmer and Affiliate will take reasonable steps to prevent such unauthorized use;

               (vi) shall not knowingly authorize or knowingly permit the exhibition of the Service or any portion thereof at any place where admission for exhibition of such services is charged;

               (vii) shall submit to Programmer such reports, logs or statements, certified by an appropriate officer, as required pursuant to
     Section 2 hereof;

               (viii) shall not knowingly use the rights granted to it hereunder for any unlawful purpose;

               (ix) shall not, without Programmer's prior written approval, use the name of or logo for "Playboy TV" or the names, titles or logos of the Service or any of its programs, or the names, voices, photographs, likenesses or biographies of any individual participant or performer in, or contributor to, any program or any variations thereof, for any purpose other than in material intended solely to advise DirecTv Subscribers or potential DirecTv Subscribers of the availability and scheduling of the Service or as a channel identifier. Programmer shall promptly provide Affiliate with any and all promotional materials of the Service which it provides to cable operators and other distributors of the Service having a subscriber base similar in size to Affiliate's, at Programmer's sole cost and expense. If Affiliate shall request additional such materials, then Programmer shall promptly provide such materials, if available, to Affiliate and Affiliate shall reimburse Programmer for the actual costs thereof. Affiliate shall not publish or disseminate any material which violates restrictions imposed by Programmer or Programmer's suppliers and disclosed in advance and in writing to Affiliate by Programmer. The restrictions set forth in this Section 5(a)(ix) shall apply only to the extent they are applied by Programmer uniformly with respect to all of its cable providers and shall not apply if Affiliate has received a valid authorization from a third party for any of the uses described in this
     Section 5(a)(ix);

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                                                               EXECUTION VERSION

               (x) shall use its reasonable efforts to make the customer service representatives at Affiliate's telemarketing center available for training by Programmer; provided, that such training shall take place at Affiliate's telemarketing center, shall occur no more than once every six months and shall not exceed 30 minutes in duration for each customer service representative; and

               (xi) shall cooperate in conducting commercially reasonable marketing tests and surveys, rating pools and other research, provided however, that any proprietary information so furnished by Affiliate shall be kept confidential, and Affiliate shall keep confidential all research funded by Programmer and delivered to Affiliate pursuant to Section 5(b)(iii) of this Agreement.

          (b) Programmer Representations, Warranties and Covenants. Programmer warrants, represents and covenants to Affiliate that it:

               (i) has the power and authority to enter into this Agreement and to fully perform its obligations hereunder;

               (ii) has obtained, and shall maintain in full force during the Term hereof, such federal, state and local authorizations as are necessary to operate the business it is conducting in connection with its rights and obligations under this Agreement;

               (iii) shall cooperate in conducting commercially reasonable marketing tests and surveys, rating pools and other research, provided however, that any proprietary information so furnished by Affiliate shall be kept confidential. Programmer shall provide Affiliate with written copies of such research and shall reimburse Affiliate for any reasonable out-of-pocket costs incurred by Affiliate in connection with such cooperation;

               (iv) shall cause its uplink authorization center to authorize and enable Affiliate's descramblers to receive and descramble the Service;

               (v) shall not, without Affiliate's prior written approval, use the name of or logo for "DirecTv" or the names, titles or logos of the DBS Distribution System or any of its programs, or the names, voices, photographs, likenesses or biographies of any individual participant or performer in, or contributor to, any program or any variations thereof, for any purpose other than as set forth in Section 4(e);

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                                                               EXECUTION VERSION

               (vi) has obtained or will obtain at its sole expense all necessary trademarks, copyrights, licenses and any other intellectual property or use rights required in connection with, or for Affiliate's distribution of, the Service (including, without limitation, the right to use the name of or logo for "Playboy TV" or the names, titles or logos of the Service or any of its programs, or the names, voices, photographs, music, likenesses or biographies of any individual participant or performer in, or contributor to, any program or any variations thereof and to perform its obligations hereunder and grant the rights granted pursuant to Section 1;

               (vii) is in compliance with and will comply with all applicable Laws, including without limitation, the Cable Television Consumer Protection and Competition Act of 1992 and the regulations issued pursuant thereto;

               (viii) has no (and there are no), and Programmer covenants that it shall not enter into directly or indirectly, allow or otherwise permit any, affiliation, subdistribution or other agreements, whether written or oral, granting to cable distributors and/or any other third party, person or entity any form or type of exclusive or other rights that would limit or restrict in any way Affiliate's rights to distribute the Service in the Territory;

               (ix) has not been convicted for the criminal violation of, and has not been found by the FCC or other federal, state or local governmental authority with appropriate jurisdiction (collectively, the "Governmental Authority") to have violated, any federal, state or local law or regulation as applicable concerning illegal or obscene program material or the transmission thereof (the "Obscenity Laws"), and Programmer is not aware of any pending investigation (including, without limitation, a grand jury investigation) involving the Service or any pending proceeding against Programmer for the violation of any Obscenity Laws; and

               (x) will notify Affiliate as soon as it receives notification of, or becomes aware of, any pending investigation by any Governmental Authority, or any pending criminal proceeding against Programmer, which investigation or proceeding concerns distribution of the Service, including, without limitation, Obscenity Laws. For purposes of this Section 5(b)(xi), Programmer shall be deemed to be aware of any such investigation or proceeding if any of the directors, officers, agents, representatives or employees of managerial functions of Programmer or Affiliated Companies

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                                                               EXECUTION VERSION

     (as defined in Section 8(a)) becomes aware of any such investigation or proceeding.

     6. Term; Termination.
        -----------------

          (a) The initial term of this Agreement shall be for the period commencing on the date hereof and ending on the third anniversary of Service Commencement Date (such term, as it may be extended below, the "Term"). This Agreement shall thereafter be automatically extended for successive one (1) year periods, unless either party notifies the other, at least three (3) months before the end of the then-applicable Term, of its intention not to further extend such Term, in which case this Agreement shall terminate at the end of such Term. The "Service Commencement Date" means the date on which Affiliate commences distribution of programming services for revenue-generating purposes over a fully operational DBS Satellite as selected and determined by Affiliate in its discretion and, subject to Programmer's provision of the Service pursuant to the terms of this Agreement, shall commence no later than 30 days after Affiliate's first DBS Satellite is fully operational and is being used for the distribution of programming services for revenue-generating purposes. It is the current intention of Affiliate to launch the distribution of the Service over its first operational DBS Satellite.

          (b) This Agreement may be terminated by either party (the "Affected Party"), in its discretion, at any time after any of the following occurrences, except as provided in this Agreement, with respect to the other party (the "Other Party"):

               (i) the failure by the Other Party, its successors or assigns to perform any material obligation hereunder which is not cured or as to which reasonable steps to cure have not been commenced (or are not thereafter diligently pursued) within thirty (30) days after receipt of written notice thereof from the Affected Party; or

               (ii) the filing of a petition in bankruptcy or for reorganization by or against the Other Party under any bankruptcy act; the assignment by the Other Party for the benefit of its creditors, or the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of the Other Party's property, and the order of appointment is not vacated within thirty (30) days; or the assignment or encumbrance by the Other Party of this Agreement contrary to the terms hereof.

          (c) Either party may terminate this Agreement if:

               (i) the Service Commencement Date has not occurred on or before December 31, 1995; or

                                                               EXECUTION VERSION

               (ii) a Force Majeure Event (as defined below in Section 6(d)) occurs, continues for 270 consecutive days and is continuing as of the proposed effective date of termination.

          (d) Notwithstanding any other provision in this Agreement, neither Programmer nor Affiliate shall have any liability to the other or any other person or entity with respect to any failure of Programmer or Affiliate, as the case may be, to transmit or distribute the Service or perform its obligations hereunder if such failure is due to any failure or degradation in performance of the satellite providing Programmer's signal or feed or the DBS Satellite(s) or transponders on such satellites (as applicable) or of the DBS Distribution System (in which case, Affiliate shall be excused from its distribution obligations under this Agreement), or of any scrambling/descrambling equipment or any other equipment owned or maintained by others (including, without limitation, Affiliate's automated billing and authorization system), any failure at the origination and uplinking center used by Programmer or Affiliate, any labor dispute, fire, flood, riot, legal enactment, government regulation, Act of God, or any cause beyond the reasonable control of Programmer or Affiliate, as the case may be (a "Force Majeure Event"), and such non-performance shall be excused for the period of time such failure(s) causes such non-performance; provided, however, that if Affiliate reasonably determines that it is commercially or technically unfeasible to cure a Force Majeure Event with respect to the DBS Distribution System or DBS Satellite and so notifies Programmer, then either party may terminate this Agreement effective upon written notice to the other party.

          (e) Termination of this Agreement pursuant to this Section 6 shall not relieve either party of any of its liabilities or obligations under this Agreement which shall have accrued on or prior to the date of such termination.

          (f) Affiliate may terminate this Agreement in the event the Service shall no longer consist primarily of programming of the type or genre described in Section l(b), as reasonably determined by Affiliate.

     7. Separate Entities. No officer, employee, agent, servant or independent contractor of either party hereto or their respective subsidiaries or affiliates shall at any time be deemed to be an employee, servant or agent of the other party for any purpose whatsoever, and the parties shall use commercially reasonable efforts to prevent any such misrepresentation. Nothing in this Agreement shall be deemed to create any joint-venture, partnership or principal-agent relationship between Programmer and Affiliate, and neither shall hold itself out in

                                                               EXECUTION VERSION

its advertising or in any other manner which would indicate any such relationship with the other.

     8.  Indemnification; Limitation of Liability.
         ----------------------------------------

          (a) Programmer shall indemnify and hold harmless each of Affiliate, its Affiliated Companies (as defined below), Affiliate's contractors, subcontractors and authorized distributors and the directors, officers, employees and agents of Affiliate, such Affiliated Companies and such contractors, subcontractors and distributors (collectively, the "Affiliate Indemnitees") from, against and with respect to any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' and experts' fees) incurred in connection with any claim against any of the Affiliate Indemnitees arising out of (i) Programmer's breach of any provision of this Agreement, (ii) material or programming supplied by Programmer pursuant to this Agreement, (iii) the distribution or cablecast of any programming of the Service which violates or requires payment for use or performance of any copyright, right of privacy or literary, music performance or dramatic right, (iv) Programmer's advertising and marketing of the Service, and/or (v) any other materials, including advertising or promotional copy, supplied or permitted by Programmer. In addition, Programmer shall pay and hold the Affiliate Indemnitees harmless from any federal, state, or local taxes or fees which are based upon revenues derived by, or the operations of, Programmer. As used in this Section 8, "Affiliated Companies" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with such person or entity and any member, director, officer or employee of such person or entity.

          (b) Affiliate shall indemnify and hold harmless each of Programmer, its Affiliated Companies, Programmer's contractors, subcontractors and authorized distributors, each supplier to Programmer of any portion of the Service hereunder and each participant therein and the directors, officers, employees and agents of Programmer, such Affiliated Companies, such contractors, subcontractors and distributors and such suppliers and participants therein (collectively, the "Programmer Indemnitees") from, against and with respect to any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' and experts' fees) incurred in connection with any claim against the Programmer Indemnitees arising out of (i) Affiliate's breach of any provision of this Agreement, (ii) the distribution by Affiliate of the Service (except with respect to claims relating to the specific content of the Service for which Programmer is solely responsible pursuant to Section 8(a)(ii)), (iii) Affiliate's advertising and marketing of the

                                                               EXECUTION VERSION

Service, and (iv) any other materials, including advertising or promotional copy, supplied or permitted by Affiliate. In addition, Affiliate shall pay and hold Programmer harmless from any federal, state, or local taxes or fees, including any fees payable to local franchising authorities, which are based upon revenues derived by, or the operations of, Affiliate.

          (c) Termination of this Agreement shall not affect the continuing obligations of each of the parties hereto as indemnitors hereunder. The party wishing to assert its rights set forth in this Section 8 shall promptly notify the other of any claim or legal proceeding with respect to which such party is asserting such right. If the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with any claim or suit involving only the payment of money (a "Money Claim"), then the indemnifying party shall have the option to settle or to undertake and conduct the defense of any such Money Claim. The indemnified party may, through counsel of its own choice and at its own expense, participate in any such defense of the Money Claim, but in such event the indemnifying party shall have sole and exclusive control over such defense and the indemnifying party's decision shall govern and control. The indemnified party expressly covenants that no compromise or settlement of any such Money Claim, or any preliminary negotiations with respect to any compromise or settlement, shall be made or entered into without the prior written approval of the indemnifying party.

          (d) If Programmer engages the services of any collection agency or independent legal counsel to collect past due fees owed to Programmer by Affiliate under this Agreement, Programmer shall be entitled to full reimbursement from Affiliate for all costs and expenses incurred in such collection efforts.

          (e) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT:

               (1) IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY FAILURE TO PERFORM OR THE BREACH OF ANY OBLIGATION UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER.

               (2) IN NO EVENT SHALL ANY PROJECTIONS, FORECASTS, ESTIMATIONS OF SALES AND/OR MARKET SHARE OR EXPECTED PROFITS, OR OTHER ESTIMATIONS OR PROJECTIONS BY AFFILIATE OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES, REGARDING OR RELATED TO AFFILIATE'S DBS BUSINESS BE BINDING AS COMMITMENTS OR, IN ANY WAY, PROMISES BY AFFILIATE.

                                                               EXECUTION VERSION

     9. Notices. Except as set forth below, all notices hereunder shall be in writing and delivered by hand or sent by certified mail, return receipt requested, facsimile machine, an overnight delivery service to the receiving party at its address set forth above or as otherwise designated by written notice. Notice to Programmer shall be provided as follows:

If by mail, facsimile    Playboy Entertainment Group, Inc.
or overnight or          9242 Beverly Blvd.
personal delivery:       Beverly Hills, CA 90210
                         Attention: Senior Vice President
                                    Business and Legal Affairs
                                    Fax: (310) 246-4077

Notice to Affiliate shall be provided as follows:

If by mail               DirecTv, Inc.
or facsimile:            P.O. Box 92424
                         Los Angeles, California 90009
                         Attention: Vice President, Programming
                         cc: Corporate Counsel
                         cc: Business Affairs
                         Fax: (310) 535-5222

If by overnight or       DirecTv, Inc.
personal delivery:       2230 East Imperial Highway
                         El Segundo, California 90245
                         Attention: Vice President, Programming
                         cc: Corporate Counsel
                         cc: Business Affairs

Notice given by mail shall be considered to have been given five (5) days after the date of mailing, postage prepaid certified or registered mail. Notice given by telegram shall be considered to have been given on delivery of such telegram to a telegraph office with charges therefor paid by or to be billed to the sender. Notice given by facsimile machine shall be considered to have been given on the date receipt thereof is electronically acknowledged. Notice given by an overnight delivery service shall be considered to have been given on the next business day.

     10. Waiver. The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature. All rights and remedies reserved to either party shall be cumulative and shall not be in limitation of any other right or remedy which such party may have at law or in equity.

     11. Binding Agreement: Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, except that it may not be assigned by Affiliate

                                                               EXECUTION VERSION

without the prior written consent of Programmer, which consent shall not be unreasonably withheld; provided, however, that Affiliate may assign its rights and obligations under this Agreement, in whole or in part (including without limitation, Affiliate's right to distribute the Service) (i) to a successor entity to Affiliate's DBS business or (ii) to a third party, provided Affiliate remains primarily liable for the performance of such third party's obligations hereunder.

     12. Laws of California. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and fully performed therein, except to the extent that the parties' respective rights and obligations are subject to mandatory local, State and Federal laws or regulations.

     13. Entire Agreement and Section Headings. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements, or understandings relating to the subject matter hereof. This Agreement shall not be modified other than in a writing, signed by each of the parties hereto. The section headings hereof are for the convenience of the parties only and shall not be given any legal effect or otherwise affect the interpretation of this Agreement.

     14. Severability. The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. In the event that a court of competent jurisdiction determines that a restriction contained in this Agreement shall be unenforceable because of the extent of time or geography, such restriction shall be deemed amended to conform to such extent of time and/or geography as such court shall deem reasonable.

     15. Confidentiality. The parties agree that they and their employees have maintained and will maintain, in confidence, the terms and provisions of this Agreement, as well as all data, summaries, reports or information of all kinds, whether oral or written, acquired or devised or developed in any manner from the other party's personnel or files, and that they have not and will not reveal the same to any persons not employed by the other party except (i) at the written direction of such party; (ii) to the extent necessary to comply with the law or the valid order of a court of competent jurisdiction, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding;
(iii) as part of its normal reporting or review procedure to its parent company, its auditors and its

                                                               EXECUTION VERSION

attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section 15; (iv) in order to enforce any of its rights pursuant to this Agreement; and (v) to potential investors, insurers, financing entities and, in the case of Affiliate, to any entity engaged in its DBS business; provided, however, that such person agrees to be bound by the provisions of this Section 15. Promptly after the Execution Date, the parties shall use their best reasonable efforts to agree upon a mutually acceptable press release with respect to the parties' general business relationship under this Agreement and to jointly issue and release such press release at a date mutually agreed upon. During the Term, neither party shall issue an independent press release with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party.

     16. Inadequacy of Money Damages.

         Programmer and Affiliate hereby acknowledge and agree that Affiliate's distribution and marketing of the Service pursuant to the terms and conditions contained herein are of the essence of this Agreement. Affiliate further acknowledges and agrees that such carriage and marketing requirements are special and unique, and that Programmer would not be adequately compensated by the payment of money damages in the event that Affiliate failed to comply with any of such requirements. Programmer further acknowledges and agrees that the grant of rights to Affiliate hereunder are special and unique, and that Affiliate would not be adequately compensated by the payment of money damages in the event that Programmer failed to comply with any of its obligations under this Agreement, including without limitation, providing access to any Service programming to Affiliate, as required hereunder.

     17.  Cessation of Program Distribution.

          (a) If, in connection with Affiliate's distribution of the Service via the DBS Distribution System,

               (i) Programmer is indicted or is otherwise similarly charged as a defendant in a criminal proceeding, or is convicted under any Obscenity Law or has been found by any Governmental Authority to have violated any such law;

          (ii) based on Affiliate's distribution of the Service via the DBS Distribution System, Affiliate is indicted or otherwise similarly charged as a criminal defendant, becomes the subject of a criminal proceeding or a governmental action seeking a fine, license revocation or other sanctions, or any Governmental Authority seeks a cease and desist or other similar order or filing;

                                                               EXECUTION VERSION

               (iii) the FCC has issued an order initiating a proceeding to revoke Affiliate's authorization to operate the Satellite or the DBS Distribution System;

               (iv) Affiliate obtains a court order pursuant to Section 17.(c), below, or a court or Governmental Authority of competent jurisdiction orders Affiliate to cease distribution of the Service; or

               (v) if Affiliate receives notice (the "Illegal Programming Notice"), written or oral, from a Governmental Authority that such authority considers the Service to be in violation of Obscenity Laws (the "Illegal Programming"), and that if Affiliate does not cease transmitting such Illegal Programming, then Affiliate and/or its affiliates and/or any of their executives will be indicted or otherwise charged as a criminal defendant, will become the subject of a criminal proceeding or a governmental action seeking a fine, license revocation or other sanctions, or that such Governmental Authority will seek a cease and desist or other similar order or filling (with Affiliate being obligated, to the extent permitted by law, to provide Programmer with a copy of such Illegal Programming Notice, if written, or with other verification, including the details thereof, if oral);

then upon notice from Affiliate to Programmer (the "Cessation of Program Distribution Notice"), which may be oral, Affiliate may cease distributing immediately, in the case of a cessation of program distribution pursuant to subparagraphs (i), (ii), (iii) or (iv) above, or within 24 hours following receipt of such notice, in the case of a cessation of program distribution pursuant to subparagraph (v) above, the programming service which was the subject of the violation or alleged violation of the Obscenity Laws or otherwise gave rise to the denial of access (the "Illegal Programming Service").

               (b) If Affiliate ceases, or has given Programmer notice of its intent to cease, distribution of the Service pursuant to the provisions of this Section 17, and if, in the case of a cessation of program distribution pursuant to subparagraphs (i), (ii), (iii) or (iv) above, Programmer does not believe the conditions set forth therein to Affiliate's cessation of program distribution have been met; or in the case of subparagraph (v), if Programmer does not believe the conditions set forth in subparagraph (v) to Affiliate's cessation of program distribution have been met or if Programmer believes that the Illegal Programming Notice does not require cessation of all segments of the Service, then Programmer shall have the immediate right to seek injunctive relief, including a temporary restraining order on notice of four (4) hours or more to Affiliate, to prevent the cessation or continuing cessation of such

                                                               EXECUTION VERSION

program distribution by Affiliate AND SUCH RIGHT SHALL BE PROGRAMMER'S SOLE AND EXCLUSIVE REMEDY HEREUNDER OR OTHERWISE AT LAW OR IN EQUITY FOR ANY CESSATION OF PROGRAM DISTRIBUTION PURSUANT TO THIS SECTION 17.

               (c) Affiliate shall also have the right to seek: (i) injunctive relief, including a temporary restraining order on notice of four (4) hours or more to Programmer, to prevent, suspend or otherwise limit the distribution of the Service where Affiliate believes such distribution has resulted or will result in a violation of any Obscenity Law; or (ii) declaratory relief to establish its right to cease distribution of the Service under this Agreement.

               (d) Either party shall be entitled to oppose the other's attempt to obtain equitable relief. However, in order to enable either party to obtain a resolution of any such dispute as expeditiously as possible, both parties hereby agree that: (i) neither party will contest the jurisdiction of, or the venue of, any action for equitable relief brought by the other party in the following courts: U.S. District Court for the Southern District of New York, and the U.S. District Court for the Central District of California; (ii) the party opposing equitable relief (the "Opposing Party") will make itself available to accept service by telecopy or personal delivery on a 24 hour-a-day basis for five (5) consecutive days following receipt by the Opposing Party of the other party's notice of its intent to seek such equitable relief; and (iii) if either party seeks a temporary restraining order and provides notice to the Opposing Party at least four (4) hours before the scheduled court hearing, then the Opposing Party will not challenge the timeliness of such notice.

               (e) All remedies of Affiliate set forth in this Agreement shall be cumulative and in addition to, and not in lieu of any other remedies available to Affiliate at law, in equity or otherwise, and may be enforced by Affiliate concurrently or from time to time.

               (f) In addition to any other indemnification obligations found elsewhere in this Agreement, Programmer shall indemnify, defend and save Affiliate, its directors, officers, employees, and its affiliates from any liability or expense arising out of or related to matters set forth in Sections 17(a) (i), (ii), (iv) or (v) of this Agreement. Programmer shall pay all expenses (including attorneys' fees) incurred by Affiliate in connection with all legal or other formal or informal proceedings, instituted by any private third party or any Governmental Authority, and arising out of or related to matters set forth in Sections 17(a) (i), (ii),
     (iv) or (v) of this Agreement, and

                                                               EXECUTION VERSION

     Programmer shall satisfy all judgments, fines, penalties, costs, or other awards which may be incurred by or rendered against Affiliate as a result thereof, as and to the extent permitted by law. Affiliate will cooperate with Programmer in the defense of any such proceedings with counsel reasonably satisfactory to Affiliate, and Affiliate will not compromise or settle any such proceeding without the prior written consent of Programmer, which consent shall not be unreasonably withheld.

               (g) If cessation of program distribution has occurred pursuant to
     Section 17(a), and, within the term of this Aqreement,

                    (i) if access was denied under Section 17(a) (i), the indictment or other charge against Programmer is dismissed or the conviction or finding is reversed;

                    (ii) if access was denied under Section 17(a) (ii), the indictment or other charge against Affiliate is dismissed, or Affiliate is notified that it is no longer the subject of a criminal proceeding or governmental action or that the Governmental Authority is dismissing or will not longer seek a cease and desist order;

                    (iii) if access was denied under Section 17(a) (iii), the FCC withdraws, revokes, or cancels its order or dismisses its proceeding;

                    (iv) if access was denied under Section 17(a) (iv), the court order expires or is revoked or reversed; or

                    (v) if access was denied under Section 17(a) (v), the Illegal Programming Notice is withdrawn by such Governmental Authority;

     then, upon notice from Programmer to Affiliate (the "Resumption of Program Distribution Notice"), which notice shall be in writing, Affiliate shall resume distribution of the Service pursuant to the terms of this Agreement.

     18. Survival of Representations and Warranties. All representations and warranties contained herein or made by the parties, and each of them, in connection herewith shall survive any independent investigation made by either party.

     19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original

                                                               EXECUTION VERSION

and all such counterparts together shall constitute but one and the same instrument. The parties also agree that this Agreement shall be binding upon the faxing by each party of a signed signature page thereof to the other party. If such a faxing occurs, the parties agree that they will each also immediately post, by Federal Express, a fully executed original counterpart of the Agreement to the other party.

     20. Home Shoppinq Service. Programmer has informed Affiliate that Programmer might at some future time undertake distribution of a home shopping service (the "Home Shopping Service"). The parties understand and agree that the Home Shopping Service is not a part of this Agreement. The parties agree, when and if Programmer decides in its sole discretion to undertake distribution of the Home Shopping Service, to discuss the distribution of the Home Shopping Service on the DBS Distribution System; it being further understood, however, that neither Programmer nor Affiliate shall be bound to the other (i) in any way whatsoever to offer the Home Shopping Service for distribution, to distribute the Home Shopping Service, to negotiate for distribution rights of the Home Shopping Service or to refrain from discussing similar concepts with other parties or (ii) in any way whatsoever in connection with the Home Shopping Service or similar concepts.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                       DIRECTV


 11-16-93                                  /s/ Larry N. Chapman
- ----------------------------------     By: -------------------------------------
Date                                       Name:  LARRY CHAPMAN
                                           Title:  VICE PRESIDENT, BUSINESS
                                                   AFFAIRS AND NEW BUSINESS
                                                   DEVELOPMENT

                                       Playboy Entertainment Group, INC.

November 16, 1993                           /s/ MK Fleming
- -----------------------------------    By:  ------------------------------------
Date                                        Name:  Michael K. Fleming
                                            Title:  Sr. Vice President, General
                                                    Manager

                                                               EXECUTION VERSION

                                   EXHIBIT A
                                   ---------

            PROGRAMMER'S RATE CARD FOR NON-HOTEL/MOTEL DISTRIBUTION
            -------------------------------------------------------

                                             Required
                                             Marketing,
                                             Advertising,
                                             Promotion
                               Affiliate     Expenditure      Programmer
Per Capita Gross Receipts      Share         by Affiliate     Share
- -------------------------      -----         ------------     -----

$0.00-$1.099                    53%              3%            47%
$1.10-$1.599                    55%            1.5%            45%
$1.60--above                    58%              0%            42%


     The "Per Capita Gross Receipts" for any month shall be determined by taking the amount of Gross Receipts for any such month and dividing that amount by the number of DirectTv Subscribers as of the fifteenth calendar day of such month.

                                                               EXECUTION VERSION

                                   EXHIBIT B
                                   ---------
              PROGRAMMER'S RATE CARD FOR HOTEL/MOTEL DISTRIBUTION
              ---------------------------------------------------

          Affiliate shall pay to Programmer the Hotel/Motel License Fee. The "Hotel/Motel License Fee" shall be equal to $1 per calendar month for each Available Hotel/Motel Room. "Available Hotel/Motel Rooms" shall mean all private residence rooms in all hotels and motels to which Affiliate distributes the service pursuant to this Agreement which are (i) normally held out to the general public for rental, (ii) operational during the majority of the relevant calendar month and (iii) available to Affiliate for revenue-producing purposes during the majority of the relevant calendar month.

                       PLAYBOY ENTERTAINMENT GROUP, INC.




November 15, 1993



Ed Huguez
Senior Manager
DirecTv, Inc.
P.O. Box 92424
Los Anqeles, California  90009

Dear Ed:

This letter will serve as a side agreement to the contract dated November 15, 1993 entered into between Playboy Entertainment Group, Inc. ("PROGRAMMER") and DirecTv, Inc. ("AFFILIATE") (the "CONTRACT"). Because of the requirements of a pre-existing contract between Programmer and an unnamed third party (the "UNNAMED PARTY"), Programmer and Affiliate agree that, notwithstanding Section 15 of the Contract, Programmer may make the following statement to the Unnamed
Party:

     Playboy Entertainment Group, Inc. has entered into an agreement pursuant to which it has granted DBS distribution rights for the programming service commonly known as "Playboy TV". The terms of such agreement are less favorable to the new distributor than those previously granted to you in connection with our agreement with you to distribute Playboy TV.

Programmer agrees that it will not disclose to the Unnamed Party or any other person or entity the specific terms in the Contract or any other information covered by Section 15 of the Contract. Programmer further agrees that it will not disclose Affiliate's identity to the Unnamed Party.

Programmer represents to Affiliate that (i) Programmer's pre-existing contractual obligation is a current, legal, valid and binding obligation of the Programmer and (ii) Programmer's pre-existing contractual obligation requires the disclosure outlined above and prevents Programmer from disclosing to Affiliate the identity of the Unnamed Party. Programmer further represents that it will provide the above statement to the Unnamed Party only upon the Unnamed Party's agreement that it will keep all such information confidential, and will disclose such information only to its officers, directors, employees, auditors or attorneys.

Nothing in this side letter or in Section 15 of the Contract shall prevent Programmer from


        9242 Beverly Boulevard, Beverly Hills, CA 90210/(310) 246-4000
                              FAX (310) 246-4077
making a representation to any third party that the terms of any contract offered by Programmer to such third party are as favorable as, or more favorable than, those offered to all other distributors.

                                       Sincerely,

                                       PLAYBOY ENTERTAINMENT GROUP, INC.

AGREED AND ACCEPTED:                   /s/ MK Fleming
                                       -----------------------------------------
                                       Michael Fleming
DIRECTV, INC.                          Senior Vice President



By: /s/ Larry N. Chapman
    ------------------------------
Title: VICE PRESIDENT, BUSINESS AFFAIRS
       --------------------------------
       AND NEW BUSINESS DEVELOPMENT